Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

I, Christopher Anzalone, Chief Executive Officer of Arrowhead Research Corporation (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date: December 15, 2008

/s/ CHRISTOPHER ANZALONE
Christopher Anzalone
Chief Executive Officer & Principal Executive Officer

A signed original of these written statements required by 18 U.S.C. Section 1350 has been provided to Arrowhead Research Corporation and will be retained by Arrowhead Research Corporation and furnished to the Securities and Exchange Commission or its staff upon request.